Exhibit 10.2

FIRST MODIFICATION TO PROMISSORY NOTE

This modification to PROMISSORY NOTE (this “Modification”) is entered into as of June 29, 2015, by and between FLEXSTEEL INDUSTRIES, INC. (“Borrower”), and Wells Fargo Bank, National Association (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Revolving Line of Credit Note in the maximum principal amount of $65,000,000.00, executed by Borrower and payable to the order of Bank, dated as of January 12, 2015 (the “Note”), which Note is subject to the terms and conditions of a credit agreement between Borrower and Bank dated as of April 14, 2010, as amended from time to time (the “Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1.          The maximum principal amount available under the Note is hereby modified to be Thirty Million Dollars ($30,000,000.00).

2.          The effective date of the changes set forth herein shall be June 29, 2015.

3.          Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. All terms defined in the Note or the Credit Agreement shall have the same meaning when used in this Modification. This Modification and the Note shall be read together, as one document.

4.          Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

5.          By signing below, Borrower acknowledges receipt of a copy of this Modification.

IMPORTANT:  READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

FLEXSTEEL INDUSTRIES, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Timothy E. Hall	By:	/s/ James J. Hilgenberg
	TIMOTHY E. HALL, SR. VP FINANCE, CFO, SECRETARY, TREASURER		JAMES J. HILGENBERG, VICE PRESIDENT

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